                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: FEBRUARY 5, 2003
                        (Date of earliest event reported)

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)


          DELAWARE                  000-21729                  73-1247666
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)

                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500

Item 5.  Other Events and Regulation FD Disclosure

DALLAS, TEXAS: The viaLink Company (OTCBB: VLNK), the leading provider of data synchronization and scan based trading services in the CPG and retail industries, said today that it had received $1.26 million to complete the round of financing announced in October, 2002. This financing provided the company with a total of $4.5 million in equity financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     The viaLink Company

Date: February 5, 2003                               By: /s/ Brian Carter
                                                         Brian Carter
                                                         Vice President and
                                                         Chief Financial Officer